Exhibit 4(g)

GRAND PREMIER FINANCIAL, INC.
1996 NON-QUALIFIED STOCK OPTION PLAN

          SECTION 1. Establishment. GRAND PREMIER FINANCIAL, INC. (the "Company"), a Delaware corporation, hereby establishes the Grand Premier Financial, Inc. 1996 Non-Qualified Stock Option Plan (the "Plan") pursuant to which key employees of the Company and its Subsidiaries may be granted options to purchase shares of common stock of the Company, par value $0.01 per share ("Common Stock").

          SECTION 2. Purpose. The purpose of the Plan is to provide a means whereby key employees of the Company or any Subsidiary may be given the opportunity to purchase stock of the Company through options to acquire Common Stock. The Plan is intended to advance the interests of the Company by encouraging stock ownership or additional stock ownership by key employees of the Company or any Subsidiary and to advance the interests of the Company by strengthening its ability to hire and retain highly qualified personnel, and to give such personnel added incentive to devote themselves to the future success of the Company. Options granted under this Plan ("Options") are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

          SECTION 3. Eligibility. All key employees of the Company or any of its Subsidiaries, who have substantial management responsibilities and are employed at the time of the adoption of this Plan or thereafter, shall be eligible to be granted Options to purchase shares of Common Stock under this Plan. Whether a key employee becomes an Optionee under this Plan shall be determined in accordance with Section 6. A "Subsidiary" is any entity of which the Company is the direct or indirect owner of not less than eighty percent (80%) of all issued and outstanding equity interests.

          SECTION 4. Number of Shares Covered by Options. The total number of shares of Common Stock that may be issued and sold pursuant to Options granted under this Plan initially shall be 400,000. The total number of shares of Common Stock that may be available for Options under the Plan shall be adjusted on January 1 of each calendar year, within the Applicable Period (as defined below), so that the total number of shares of Common Stock that may be issued and sold under the Plan as of January 1 of each calendar year within the Applicable Period shall be equal to four percent (4%) of the outstanding shares of Common Stock of the Company on such date; provided, however, that no such adjustment shall reduce the total number of shares of Common Stock that may be issued and sold under the Plan below 400,000. For purposes of the preceding sentence, Applicable Period shall be the ten-year period commencing on August 22, 1996 and ending on August 22, 2006. The Stock to be optioned under the Plan may be either authorized and unissued shares or issued shares that shall have been reacquired by the Company. Such shares are subject to adjustment in accordance with the provisions of Section 8 hereof. The shares involved in the unexercised portion of any terminated or expired Options under the Plan may again be Optioned under the Plan.

          SECTION 5. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of two (2) or more members of the Board. All members of the Committee shall be (i)

"Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or regulation, and (ii) "Outside Directors" under Section 162(m) of the Internal Revenue Code and the related rules and regulations thereunder. If at any time any member of the Committee does not constitute a "Non-Employee Director" within the meaning of such rules and statutory provisions, no Options shall be granted under this Plan to any person until such time as all members of the Committee satisfy such requirements.

          No person, other than members of the Committee, shall have any authority concerning decisions regarding the Plan. Subject to the express provisions of this Plan, the Committee shall have sole discretion concerning all matters relating to the Plan and Options granted hereunder. The Committee, in its sole discretion, shall determine the key employees of the Company and its Subsidiaries to whom, and the time or times at which Options will be granted, the number of shares to be subject to each Option, the expiration date of each Option, the time or times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other terms and conditions of the grant of the Option. The terms and conditions of the Options need not be the same with respect to each Optionee or with respect to each Option.

          The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Options granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, officers and the affected employees of the Company and/or its Subsidiaries and their respective successors in interest.

          SECTION 6. Granting of Options. Subject to the provisions of this Plan, the Committee may, within ten years from the date this Plan is adopted from time to time grant Options to any key employee ("Optionee") for such number of shares of Common Stock and upon such terms and conditions as in the judgment of the Committee shall be desirable; provided, however, that the maximum number of shares of Common Stock with respect to which Options may be granted to any Optionee under the Plan within a calendar year may not exceed 250,000, subject to adjustment in accordance with the provisions of Section 8. Nothing contained in this Plan shall be deemed to give any employee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee.

          SECTION 7. Terms of Options. Each Option granted under this Plan shall be evidenced by an agreement ("Stock Option Agreement") that shall be executed by the Chief Executive Officer, President or any Executive Vice President of the Company, and by the key employee to whom such Option is granted, and shall be subject to the following terms and conditions:

(a)          The price at which each share of Common Stock covered by each Option may be purchased shall be determined in each case on the date of grant by the Committee, but shall not be less than the Fair Market Value of shares of Common Stock at the time the Option is granted. For purposes of this Section, the "Fair Market Value" of shares of Common Stock on the date of grant shall be: (i) the average of the high and low sales prices per share of Common Stock as reported on The Nasdaq Stock Market's National Market ("Nasdaq") on the date of grant; or (ii) if no sales are reported for such date, the average of the bid and asked prices per share of Common Stock as quoted on Nasdaq on the date of grant, or as otherwise determined by the Committee in its discretion.

(b)          Except as otherwise provided in the Plan or in any Option Agreement, the Optionee shall pay the purchase price of the shares of Common Stock upon exercise of any Option: (i) in cash; (ii) in cash received from a broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of an Optionee subject to Section 16 of the 1934 Act, this payment Option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board); (iii) by delivering shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price; (iv) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price; (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant; or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to the Company. In the case of payment pursuant to (ii), (iii) or (iv) above, the Optionee's election must be made on or prior to the date of exercise and shall be irrevocable. The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker-dealer pursuant to clause (ii) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law.

(c)          Each Stock Option Agreement shall provide that such Option may be exercised by the Optionee in such parts and at such times as may be specified in such Agreement. Any Option granted hereunder shall expire not later than the first to occur of the following:

(i)          The expiration of ten years from the date such Option is granted (hereinafter called the "Option Period").

(ii)          The expiration of three months after the date of either: (A) the retirement of the Optionee under any retirement plan of the Company or any Subsidiary; or (B) the termination of the employment of the Optionee with the Company or any Subsidiary due to total and permanent disability. The Committee of the Company may provide by resolution, however, that any terms of this subparagraph (ii) of paragraph (c) shall not apply to any Option or portion of an Option.

(iii)          The expiration of the period of six months after the date of the Optionee's death.

(iv)          The expiration of the Option Period, by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said Option, or shall die intestate, by the Optionee's legal representative or representatives.

(v)          The termination of employment of the Optionee with the Company or any Subsidiary for a reason other than those expressed in subparagraphs (ii) and (iii) of this paragraph (c).

(d)          Notwithstanding anything herein to the contrary, no Option granted under the Plan prior to approval of the Plan by the stockholders may be exercised before such approval, and in the event this Plan is disapproved by the stockholders, then any Option granted hereunder shall become null and void.

(e)          Each Option and right granted under this Plan shall by its terms be non-transferable by the Optionee except to their trust, by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974, as amended), and each Option or right shall be exercisable during the Optionee's lifetime only by him. Notwithstanding the preceding sentence, an Option Agreement may permit an Optionee, at any time prior to his death, to assign all or any portion of an Option granted to him to: (i) his spouse or lineal descendant; (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant; or (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the Optionee with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if: (i) the Optionee does not receive any consideration therefor; and (ii) the assignment is expressly permitted by the applicable Agreement as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Optionee, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

(f)          The Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee including, without limitation, provisions (i) requiring the giving of satisfactory assurances by the Optionee that the shares are purchased for investment and not with a view to resale in connection with the distribution of such shares, and will not be transferred in violation of applicable securities laws; (ii) restricting the transferability of such shares during a specific period; and (iii) requiring the resale of such shares to the Company at the Option price if the employment of the Optionee terminates prior to a specified time.

          Section 7A. Deferral of Stock Option Gains. Any Optionee who is eligible to participate in the Grand Premier Financial, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 1997 and further amended on March 24, 1997 ("Deferred Compensation Plan"), may make an election with respect to any Option granted to him under the Plan as follows:

          1.          An Optionee may elect, with respect to an Option granted to him under the Plan, to defer receipt of a number of shares of Common Stock (and the related Stock Units described below) representing the excess of (a) the number of shares of Common Stock purchased pursuant to the exercise of such Option, over (b) a number of shares of Common Stock with a Fair Market Value (as defined in Section 7) equal to the purchase price of such Option.

          2.          A deferral election with respect to an Option pursuant to this section must be made pursuant to a written instrument delivered by the Optionee to the Committee at least 180 days prior to the exercise date of such Option.

          3.          An election may be made pursuant to this section only if the purchase price of the applicable Option is paid by the Optionee pursuant to subsection 7(b) by delivering Common Stock acquired by the Optionee at least 180 days prior to the exercise date of such Option.

          4.          To implement the exercise of an Option as defined in clause 3 above, the Optionee shall provide a notarized statement to the Committee that he is the sole owner of the shares of Common Stock being delivered to pay the purchase price of such Option, and that such shares of Common Stock were acquired at least 180 days prior to the exercise date.

          5.          Upon exercise of an Option that is subject to a deferral election pursuant to this section, the Company shall credit the Optionee's Stock Option Deferral Account established under the Deferred Compensation Plan with a number of Stock Units equal to the number of shares of Common Stock whose receipt is deferred pursuant to clause 1 above.

          6.          Upon exercise of an Option that is subject to a deferral election pursuant to this section, the Company shall transfer to the Trustee of the Trust Agreement Under the Grand Premier Financial, Inc. Deferred Compensation Plan, dated January 31, 1997 ("Trust Agreement"), a number of newly-issued shares of Common Stock equal to the number of shares of Common Stock, whose receipt is deferred pursuant to clause 1 above. Said shares of Common Stock shall be credited to a fully vested account maintained for the Optionee under the Trust Agreement and shall be distributed to the Optionee, or to his beneficiary in the event of his death, pursuant to the terms of the Deferred Compensation Plan and the Trust Agreement.

          7.          An Optionee may make a deferral election with respect to one or more specific Options granted to him under the Plan on or prior to the date of the deferral election, or pursuant to a blanket election applicable to all Options granted to him on or prior to the date of the deferral election and all Options to be granted to him under the Plan after the date of the deferral election.

          8.          A deferral election by an Optionee shall be irrevocable with respect to each Option granted to him hereunder on or before the date of his deferral election and that is subject to such deferral election. A deferral election by an Optionee with respect to an Option granted to him on or after the date of his deferral election may be revoked by the Optionee, by written instrument delivered to the Committee at least 180 days prior to the date of exercise of such Option.

          9.          All deferred Stock Units and shares of Common Stock shall be held, administered and distributed pursuant to the terms of the Deferred Compensation Plan and the Trust Agreement.

          10.          The provisions of this section shall apply with respect to an Option subject to a deferral election, notwithstanding any other provision of the Plan. However, the other provisions of the Plan shall apply with respect to such Option to the extent not inconsistent with the provisions of this section.

          SECTION 8. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, and the number of shares of Common Stock with respect to which Options may be granted to any Optionee within a calendar year shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 8, in the number or kind of outstanding shares of Common Stock, then if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option, the maximum number of shares of Common Stock with respect to which Options may be granted to any Optionee within any calendar year, and the number of shares of Common Stock then subject to an Option or Options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Plan and of each Stock Option Agreement. In the case of any such substitution or adjustment as provided for in this Section, the Option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment will be the Option price for all shares of stock or other securities which shall have been substituted for such shares or to which such share shall have been adjusted pursuant to this Section. No adjustment or substitution provided for in this Section 8 shall require the Company, in any Stock Option Agreement, to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

          SECTION 9. Amendments. This Plan may be terminated or amended from time to time by vote of the Board of Directors, without the approval of the stockholders of the Company to the extent allowed by law. No amendment or termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Board of Directors may amend the Plan in a manner that does affect Options theretofore granted upon a finding by the Board of Directors that such amendment is in the best interest of holders of outstanding Options affected thereby.

          SECTION 10. Change in Control. Notwithstanding the provisions of the Plan or any Option Agreement evidencing Options granted hereunder, upon a Change in Control of the Company (as defined below) all outstanding Options shall become fully exercisable and all restrictions thereon shall terminate in order that Optionees may fully realize the benefits thereunder. Further, in addition to the Committee's authority set forth in Section 5, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Option, either at the time such Option is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide for the purchase of any such Option, upon the Optionee's request, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Option been currently exercisable; (b) make such adjustment to any such Option then outstanding as the Committee deems appropriate to reflect such Change in Control; and (c) cause any such Option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

          For purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred if or upon:

(a)          The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Sections 13(d)(3) or 14(d)(2) of the 1934 Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the 1934 Act of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition resulting directly from the conversion of shares of Northern Illinois Common Stock into shares of Common Stock pursuant to the Agreement and Plan of Merger, dated January 22, 1996, among the Company, Premier Financial Services, Inc. and Northern Illinois Financial Corporation, as amended by the First Amendment thereto, dated March 18, 1996, and the Second Amendment thereto, dated as of August 15, 1996 (the "Merger Agreement"), (B) any subsequent acquisition of shares of Common Stock that is permitted under Section 1(b) of the Rights Agreement, dated as of July 8, 1996, between the Company and Premier Trust Services, Inc. (the "Rights Agreement"), without rendering the Person effecting such acquisition an "Acquiring Person" for purposes of the Rights Agreement, (C) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (D) any acquisition by the Company, (E) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 10 shall be satisfied; and provided further that, for purposes of clause (D), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b)          individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board, and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(c)          approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(d)          approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

The Board of Directors may otherwise accelerate the Commencement Date for the Exercise Period (as such terms are defined in the applicable Option Agreement) of an Option or any part thereof at such other times or upon such other occasions, including, but not limited to, anticipation of an event described in Section 10 of the Plan, as the Board of Directors in its sole discretion determines is appropriate.

          SECTION 11. Effective Date. The Plan was adopted by the Board of Directors of the Company on August 20, 1996, and authorized for submission to the stockholders of the Company. If the Plan is approved by the unanimous written consent of the stockholders or by the affirmative vote of a majority of the shares of the voting stock of the Company entitled to be voted by the holders of stock represented at a duly held stockholders' meeting, it shall be become effective, or be deemed to have become effective, as of August 22, 1996. Options may be granted under the Plan prior, but subject, to approval of the Plan by stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of the Plan by the stockholders of the Company.

          SECTION 12. Termination. The Plan shall terminate as of August 22, 2006; provided however, that the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not impair any of the rights or obligations under any Option granted under the Plan without the consent of the Optionee.

          SECTION 13. Employment Status. The transfer of employment from the Company to a Subsidiary of the Company, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for the purpose of the Plan. Options granted under the Plan shall not be affected by any change of status in connection with the employment of the Optionee or by leave of absence authorized by the Company or a Subsidiary.

          SECTION 14. Proceeds from Sale of Stock. Proceeds from the sale of Common Stock issued upon the exercise of Options granted pursuant to the Plan shall be added to the general funds of the Company.

          SECTION 15. Exemption from Liability. The members of the Committee and of the Board of Directors of the Company and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly constituted agents, in carrying out the responsibilities of said Board of Directors under the Plan, and the Company shall indemnify and save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

          No member of the Committee shall, in the absence of bad faith, be liable for any act or omission with respect to service on the Committee. Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to indemnification pursuant to the Company's Certificate of Incorporation and By-Laws.

          SECTION 16. Right to Repurchase. In the event a person who has acquired Common Stock pursuant to an Option granted under the Plan offers to sell shares of such Stock, the Company shall have the first right of purchase. Such person shall make a written offer to the Company and the Company shall have first right of purchase, and if it exercises this right, and so long as its stock is traded over-the-counter, the amount payable for each share of Common Stock shall be the mean of the bid and ask prices as of the most recently published quotation of the bid and ask prices prior to the date of offer to sell as such published quotation is evidenced in the Midwest Edition of The Wall Street Journal for such Stock. If the Company wishes to exercise its right to purchase, the Company must express its decision in a written statement signed by an official representative of the Company and the statement must be delivered to the person offering the Common Stock within two regular business days from the date the person offers to sell the Stock.

          SECTION 17. Governing Laws. The Plan shall be construed, administered and governed in all respects under and by the Laws [sic] of the State of Illinois. Each Option Agreement granted under the Plan shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.

          SECTION 18. Adoption by Subsidiaries. Any Subsidiary of the Company may adopt the Plan by means of a resolution of such Subsidiary's board of directors for the benefit of its key employees; provided, however, such adoption must have a prior approval of the Board of Directors of the Company as evidenced by a resolution of the Board.

          SECTION 19. Taxes. At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may require the Optionee to pay the Company an amount equal to the amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such Option by the Optionee or to comply with applicable law.

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